INVESCO VAN KAMPEN SENIOR LOAN FUND                               SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, 74V AND 87.

FOR PERIOD ENDING:  8/31/2011
FILE NUMBER :       811-05845
SERIES NO.:         1

72DD.  1 Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                                        $   3,964
       2 Dividends for a second class of open-end company shares
         (000's Omitted)
         Class B                                        $     388
         Class C                                        $   3,825
         Class IB                                       $  12,392
         Class IC                                       $   2,193

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         Class A                                           0.1625
       2 Dividends for a second class of open-end company shares
         (form nnn.nnnn)
         Class B                                           0.1372
         Class C                                           0.1372
         Class IB                                          0.1625
         Class IC                                          0.1625

74U.   1 Number of shares outstanding (000's Omitted)
         Class A                                           21,722
       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                            2,654
         Class C                                           25,243
         Class IB                                          73,970
         Class IC                                          13,070

74V.   1 Net asset value per share (to nearest cent)
         Class A                                        $    6.26
       2 Net asset value per share of a second class of open-end company shares (to nearest cent)
         Class B                                        $    6.26
         Class C                                        $    6.26
         Class IB                                       $    6.26
         Class IC                                       $    6.26

87 Securities of Registrant registered on a national securities exchange or listed on NASDAQ:
                                                         CUSIP or
                                                          NASDAQ
         Title of each class of securities                number   Ticker Symbol
       A Invesco Van Kampen Senior Loan Fund Class A    46131G109      VSLAX
       B Invesco Van Kampen Senior Loan Fund Class B    46131G208      VSLBX
       C Invesco Van Kampen Senior Loan Fund Class C    46131G307      VSLCX
       D Invesco Van Kampen Senior Loan Fund Class IB   46131G406      XPRTX
       E Invesco Van Kampen Senior Loan Fund Class IC   46131G505      XSLCX